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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated March 4, 1998, on our audits of the consolidated financial statements and financial statement schedule of Saks Holdings, Inc. as of January 31, 1998 and February 1, 1997, and for each of the three fiscal years in the period ended January 31, 1998, which report appears as Exhibit 13.03 to the Annual Report on Form 10-K filed on May 1, 1998.

We also consent to the references to our name under the captions "Experts" and "Selected Financial Data".



/s/ PricewaterhouseCoopers LLP

New York, New York
August 14, 1998